                                EXHIBIT 10.5(a)

                            BUSINESS LOAN AGREEMENT

Agreement by and between First of America Bank-Michigan, N.A. (herein termed "Bank"), and MILLER OIL CORPORATION (herein termed "Borrower"). Borrower has requested certain extensions of credit which will be evidenced by a promissory note(s) as follows:

A FIVE MILLION AND NO/100 ($5,000,000.00) DOLLAR SECURED LINE OF CREDIT AS EVIDENCED BY A PROMISSORY NOTE DATED SEPTEMBER 10, 1996 AND ANY EXTENSIONS, RENEWALS AND MODIFICATIONS THEREOF.

A ONE MILLION AND NO/100 ($1,000,000.00) DOLLAR SECURED TERM LOAN AS EVIDENCED BY A PROMISSORY NOTED DATED SEPTEMBER 10, 1996 AND ANY
EXTENSIONS, RENEWALS AND MODIFICATIONS THEREOF.

In consideration of the mutual promises set forth herein and the extension(s) of credit as described above and subject to Borrower's satisfactory fulfillment of all conditions precedent to the borrowing, Bank and Borrower agree as follows:

                            ARTICLE I - DEFINITIONS

The following terms shall have the following meanings in this Agreement:

1.1 All Accounting terms not specifically defined herein shall have the meaning of such terms as used in accordance with generally accepted accounting principles. In the event of a dispute relative to the meaning of an accounting term, the determination thereof by an independent certified public accountant, chosen by the Borrower, and acceptable to the Bank shall be controlling.

1.2  "INDEBTEDNESS" means and includes:

     (a) All indebtedness and liabilities of whatsoever kind, nature and description owed to Bank by Borrower, whether direct or indirect, absolute or contingent, due or to become due or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint or several, and including, costs and expenses described in Section 12.4 of this Agreement and, without limitation,

     (b) All future advances which the Bank at any time may, but shall not be required to, make for the protection or preservation of the Bank's rights and interests arising hereunder, including, without limitation, advances for taxes, levies, assessments, insurance, and reasonable attorneys' fees,

     (c) All costs and expenses incurred by the Bank in connection with enforcement of the documents evidencing or securing the Indeptedness or incurred in the protection and preparation for sale of any of its collateral including, without limitation, attorneys' fees and court costs, and

     (d) All obligations arising out of foreign exchange contracts between the Borrower and the Bank or any bank or financial institution which is an affiliate of First of America Bank Corporation, and all obligations arising out of the issuance of a letter or letters of credit at the request of the Borrower of the Bank or any bank or financial institution which is an affiliate of First of America Bank Corporation.

1.3 "LOAN DOCUMENTS" means any document evidencing the Indebtedness, any document securing the Indebtedness, any guarantee of the Indebtedness and any document executed in connection with or referred to in any of the foregoing.

1.4 "NOTE" shall mean any promissory note of the Borrower evidencing any loan or advance or extension or renewal thereof made by the Bank to the Borrower, under this Agreement.

1.5 "PERSON" shall mean and include an individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof.

1.6 "RELATED PERSON" shall include, but shall not be confined to, any Person related to Borrower by common control or ownership.

1.7 "SUBORDINATED DEBT" shall mean indebtedness of the Borrower owed to any officer, employee, director, shareholder or Related Person which is subordinated to all Indebtedness, of the Borrower to the Bank under the terms and conditions approved in writing by the Bank.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

2.1 It is a duly organized, legally existing CORPORATION in good standing under the laws of the State of Michigan and qualified to do business in any other state in which it conducts its business.

2.2 It has the power and is duly authorized to enter into this Agreement and to execute and deliver to the Bank, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to the borrowing of monies from the Bank. It has, by proper action, authorized and empowered those persons whose signatures appear on this Agreement, and any instruments, documents and exhibits that have been delivered in connection herewith, to execute the same for and on its behalf.

2.3 The execution by it of this Agreement or any other agreements, instruments, or documents which may, from time to time hereafter, be executed in respect hereto and delivered to Bank, shall not constitute a breach of any provisions contained in its articles of incorporation or bylaws, or if applicable, partnership agreement, or any agreements to which it is now a party and that the performance by it of its obligations hereunder or any agreements executed by it and delivered hereunder shall not constitute an event of default under any other agreement to which it is now a party.

2.4 The financial statements of the Borrower delivered to the Bank accurately state the financial condition of the Borrower as of the date of such statements. The Borrower has disclosed to the Bank in writing all of its known material liabilities, direct or contingent. None of the statements, representations or warranties (financial or otherwise) furnished by the Borrower to the Bank in connection with this Agreement contain any untrue statements, nor omit or will omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances when made, not misleading. There is no fact which the Borrower has not disclosed to the Bank in writing which has a material adverse effect on the properties, business or condition (financial or otherwise) of the Borrower, or of the ability of the Borrower to fully perform its obligations under this Agreement.

2.5 The Borrower is in compliance with all known applicable requirements of all governmental authorities (federal, state and local), including without limitation the payment of taxes. the filing of tax returns and reports and is complying with all environmental laws, ordinances, rules and regulations. The Borrower possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate governmental bodies to own property and as are necessary or useful to carry on its ordinary course of business.

2.6 There is no litigation undisclosed to the Bank, legal or administrative proceedings, investigations or other action of any nature, pending or, to its knowledge, threatened against or affecting it, which involves the possibility of any judgement or liability which may materially or adversely affect any of the Borrower's property or its right to carry on its business as now conducted. Details of all litigation, legal or administrative proceedings, investigation or other action of similar nature, pending or threatened against it, at any time during the term of this Agreement, will be brought to the attention of Bank, in writing, forthwith.

2.7 It has good and valid title to all of its property and assets free of any adverse lien, security interest or encumbrance, except liens, security interests and encumbrances disclosed to Bank by Borrower in writing prior to the date hereof.

2.8 All of the funds lent to it pursuant to this Loan Agreement have been or will be used exclusively in Borrower's business operation and will not be diverted or used in any other manner.

2.9 All representations and warranties in this Agreement and any agreement given by Borrower to Bank pursuant to this Agreement are true and correct and no material fact has been omitted.

2.10 If real estate or any interest therein has been mortgaged, conveyed, or assigned by Borrower to Bank as security for payment of the Indebtedness, Borrower has no knowledge of any violations or notices of any violations of any federal or state law or any ordinance, regulation or requirement of the state or governmental authority, including but not limited to, any environmental law, ordinance or regulation, which affects the mortgaged, conveyed, or assigned premises or the use of such premises by the Borrower.

                            ARTICLE III - SECURITY

3.1  Security.  As security for the Indebtedness, Borrower hereby grants to
     Bank:

     (a) A security interest in all deposits, accounts, instruments, letters of credit, negotiable documents, chattel paper or any other property in which the Borrower has rights and which are at any time in possession or control of the Bank;

     (b) As further security for the Indebtedness, the following additional security, the terms of which have been disclosed, described as follows:

          MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT DATED MAY 1, 1995; MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT (2) EACH DATED SEPTEMBER 10, 1996

3.2 It is further agreed that any security agreement, mortgage or other document previously or hereafter executed by the Borrower in favor of Bank shall secure repayment of all Indebtedness, whether or not presently contemplated by the parties and that the security described above shall secure repayment of the Indebtedness whether or not presently contemplated by the parties and that a default in the terms of any note, security agreement, mortgage or other agreement from Borrower to Bank shall constitute a default of all notes, security agreements, mortgages, and other agreements, and that Bank may, at its option, proceed in exercising its rights thereunder in any order or manner it may choose, the purpose of this Agreement being to cross-collateralize all Indebtedness.

                      ARTICLE IV - AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in affect, the Borrower shall:

4.1 Maintain, preserve, and keep its buildings and properties and every part thereof in good repair, working order, and condition and from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments, and improvements thereto, so that at all times the efficiency thereof shall be fully preserved and maintained.

4.2 Duly pay and discharge or cause to be paid and discharged all taxes, assessments, and other governmental charges imposed upon it and its properties or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid could become a lien or charge upon its property, except such items as are being in good faith appropriately contested and for which the Borrower has provided adequate reserves.

4.3 Carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now and has previously been carried on, and maintain its legal existence, and comply with all valid and applicable statutes, rules and regulations.

4.4 Maintain a standard, modern system of accounting in accordance with generally accepted accounting principles (GAAP); deliver to Bank financial reports in a form satisfactory to Bank as Bank may request from time to time; permit the duly authorized representatives) of Bank at all reasonable times to examine and inspect the books and records of Borrower or any related business entity of Borrower, and to make abstracts and copies thereof, and to visit and inspect any of the Borrower's property wherever same may be located.

4.5 Borrower shall comply with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all environmental laws, ordinances, rules and regulations and shall keep any real property or interest therein mortgaged, conveyed, or assigned to secure payment of the Indebtedness free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations, and deliver to Bank such information and reports in form satisfactory to Bank as Bank may request from time to time to establish compliance with such laws.

4.6 Borrower shall comply with all applicable federal, state and local laws, ordinances, rules and regulations concerning wage payments, minimum wages, overtime laws and payment of withholding taxes, and deliver to Bank such reports and information in form satisfactory to Bank as Bank may request from time to time to establish compliance with such laws.

4.7 If real estate or any interest therein is mortgaged, conveyed or assigned by the Borrower to the Bank as security for payment of the Indebtedness, Borrower shall comply with all warranties, covenants and representations of such mortgage, conveyance or assignment which warranties, covenants and representations are incorporated by reference herein in their entirety.

                        ARTICLE V - NEGATIVE COVENANTS

Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in effect, Borrower shall not without prior written consent of Bank:

5.1 Incur indebtedness for borrowed money, other than to Bank, or act as guarantor for any indebtedness of others, or lend money.

5.2 Mortgage, pledge, assign, hypothecate, incumber or grant a security interest in any of its assets except to Bank nor sell, transfer or assign any of its assets, properties or business except in the ordinary course of business. For the purpose hereof sale of accounts receivable or entering into capital leases of personal property, or both, shall be deemed the incurring of indebtedness for borrowed money.

5.3 Invest in, organize or participate in the organization or in the creation of any other business entity, or merge or consolidate with or into any other entity.

                       ARTICLE VI - ADDITIONAL COVENANTS

6.1  FINANCIAL REPORTS.  Borrower covenants in accordance with paragraph
     4.5 that it will deliver to Bank:

     (a) Within 120 days after the end of each fiscal year, Borrower's annual financial report, prepared on a REVIEWED basis by a certified public accountant chosen by Borrower and acceptable to Bank which shall include a balance sheet, statement of income, statement of reconciliation of net worth, statement of changes in financial position and notes to financial statements, or

     (b) Within 120 days after the end of each fiscal year, Borrower's annual financial report prepared on a basis and in form acceptable to Bank to include, but not limited to:

     (c) ANNUAL IRS TAX RETURNS AND AN ANNUAL LIST OF CURRENT WELLS AND THE ACTIVITY OF THE WELLS.

6.2 SUBORDINATION OF DEBT. Any officer, employee, director, shareholder, member or Related Person of Borrower shall subordinate all indebtedness including interest thereon (herein termed "Junior Indebtedness"), which may at any time now or hereafter be owed to any officer, employee, director, shareholder, member or Related Person by the Borrower in favor of all Indebtedness, including interest thereon (herein termed "Senior Indebtedness"). Borrower shall obtain and deliver to Bank subordination agreements from said officers, employees, directors, shareholders, members or Related Persons for said Junior Indebtedness in form and content acceptable to Bank. Upon the occurrence of a default under this Agreement, Borrower shall without notice from Bank immediately cease payment of any fees or advances to any officer, employee, director, shareholder, member or Related Person and shall also cease payment of the sums, if any allowed to be paid by the terms of the Subordination Agreement(s).

6.3 DEPOSIT ACCOUNTS. Borrower shall establish and maintain its principal deposit accounts at the Bank for so long as any Indebtedness remains outstanding or so long as this agreement remains in effect.

                      ARTICLE VII - DEFAULT AND REMEDIES

7.1 The Borrower shall be in default hereunder upon the happening of any of the following:

(a) The occurrence of a default under the terms of any Loan Documents or any promissory note(s), security agreement(s), mortgage(s) or other agreement(s) executed in connection herewith, including any and all renewals, extensions or modifications thereof; or

(b)  Non-payment when due of any Indebtedness; or

(c) Non-performance of any covenant or agreement contained or referred to herein, or contained in any other agreement with Bank, whether now existing or hereafter arising; or

(d) If any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower, in connection with this Agreement, or to induce Bank to make a loan to Borrower, proves to have been false in any material respect when made or furnished; or

(e) Death, dissolution, termination or existence, insolvency, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower or any endorser, guarantor or surety for the Borrower.

7.2 Upon the occurrence of a default, described above, the Bank may at its option, declare that principal and accrued interest thereon of all Indebtedness to be immediately due and payable forthwith, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Bank shall have all the rights and remedies of a Secured Party under the Uniform Commercial Code, as enacted in Michigan. Bank may set off any of the Borrower's deposits or accounts, including any balances evidenced by a certificate of deposit and any other indebtedness of the Bank to Borrower against the Indebtedness, without first looking to any collateral securing payment thereof.

7.3 Acceptance of payment or waiver of any default shall not operate as a waiver of later defaults, nor of any other rights of the Bank.

                        ARTICLE VIII - SALE OF BORROWER

The entire amount of unpaid principal and accrued interest shall become due and payable forthwith at the option of the Bank if control of the Borrower shall be sold to any other person, firm or corporation, whether for cash or by merger or consolidation, or if the assets of the Borrower shall be sold or transferred to any other person, firm or corporation. The Bank shall be the sole judge as to the occurrence of the foregoing, which judgement shall be binding upon the parties hereto.

                      ARTICLE IX - ADDITIONAL PROVISIONS

9.1 The repayment of principal an any and all existing notes payable to shareholders shall not be allowed without the prior approval of the Bank. Interest only payments shall be allowed. The repayment of any indebtedness to related companies, which is not subordinated to the Bank, arising out of the course of normal business shall also be allowed without prior Bank approval.

                              ARTICLE X - NOTICES

     Unless specifically provided otherwise, any notice for purposes of this agreement or any other Loan Documents shall be given in writing or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth below, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Article. If transmitted by facsimile or personal delivery, the notice shall be effective when transmission is confirmed or when delivered, respectively. Mailed notices shall be sufficient if sent by first-class mail, postage prepaid, and the notice shall be deemed effective when sent. No notice of change of address shall be effective except upon actual receipt, and service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. This Article shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Documents or to require giving of notice or demand to or upon any person in any situation or for any reason.


BORROWER: MILLER OIL CORPORATION     BANK: First of America Bank-Michigan, N.A.
          3104 Logan Valley                P.O. Box 1252
          Traverse City, MI 49684          Traverse City, MI 49685-1252

                        ARTICLE XI - COMPLETE AGREEMENT

11.1 All documents and exhibits attached to this Agreement shall for all purposes be considered a part of this Agreement and this Agreement shall include all the provisions stated in said documents and exhibits. In the event of a conflict between the terms used in this Agreement, and the terms set forth in said documents or exhibits, the terms of this Agreement shall govern.

11.2 This Agreement is a continuing agreement and shall continue in effect notwithstanding that from time to time, no Indebtedness may exist. This Agreement may be terminated by receipt by Bank of written notice of termination from Borrower or by Bank mailing by first class mail a written notice of termination to Borrower, and in either of such events, this Agreement shall continue as to any Indebtedness then existing and as to any and all renewals, extensions or modifications thereof made after such event.

11.3 This Agreement and the Loan Documents may be executed in several counter-parts, each of which shall be an original and all of which shall together constitute one and the same agreement.

11.4 Any appraisals of the Borrower's property obtained in connection with an extension of credit or proposed extension of credit from the Bank to the Borrower, are for the sole benefit of the Bank and do not constitute a representation of value of such property by the Bank to the Borrower.

11.5 Nothing contained in this Agreement or any agreement given pursuant hereto shall be deemed or construed as creating a partnership or a joint venture between the Bank and any other person or cause the Bank to be responsible in any way for the debts or obligations of the Borrower or any other person.

11.6 This Agreement is personal to the parties hereto and is for their sole benefit and is not made for the express or implied benefit of any other person or entity.

11.7 This Agreement, together with any exhibits and other documents and instruments mentioned herein, constitutes the entire agreement between the Bank and the Borrower. Any and all prior, contemporaneous, oral or written agreements, understandings, statements, customs or practices between the Bank and the Borrower pertaining to the transactions contemplated herein are merged herein. No party has made any representations, warranties or inducements, express or implied, to any other party, except as expressly set forth herein.

11.8 Neither this Loan Agreement nor any document attached hereto, nor any provision hereof, may be modified, waived, discharged or terminated orally, but only by an instrument signed by Borrower and Bank.

                    ARTICLE XII - MISCELLANEOUS PROVISIONS

12.1 A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12.2 This Agreement, and its validity, enforcement and interpretation, shall be governed by the laws of the State of Michigan (without regard to any conflict of laws principles) and applicable United States federal law.

12.3 Without limitation of any Loan Documents and to the extent not prohibited by applicable laws, Borrower shall pay when due, and reimburse to Bank on demand, and indemnify Bank from, all out-of-pocket fees, costs, and expenses paid or incurred by Bank in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the loan or the enforcement of the obligations or the exercise of any right or remedy of Bank, including fees and expenses of Bank's counsel; appraisal, re-appraisal and survey costs; title insurance charges and premiums; title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; judgment and tax lien searches for Borrower and each guarantor of the Indebtedness; fees and costs of environmental investigations and site assessments; recordation taxes, documentary stamp taxes, transfer taxes and mortgage taxes; filing and recording fees, and loan brokerage fees. Borrower shall pay all costs and expenses incurred by Bank, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or termination of the Loan Documents, the foreclosure of any lien or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

12.4 Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State of Michigan and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the collateral for the Indebtedness is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State of Michigan may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice stated in the Loan Documents, or at a subsequent address of which Bank received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Bank to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in any other court of jurisdiction.

12.5 Borrower will, on request of Bank, promptly correct any defect, error or omission in any Loan Document; execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed necessary, desirable or proper by Bank to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to said property; execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Bank to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Bank to comply with the requirements of any agency having jurisdiction over Bank. The Borrower authorizes the Bank to correct and cure obvious errors and omissions in the Agreement and in any Loan Document.

THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THE INDEBTEDNESS.

     Executed this 10TH day of SEPTEMBER, 1996.

BANK: FIRST OF AMERICA BANK-MICHIGAN, N.A.
                                                BORROWER: Miller Oil Corporation
/S/ SCOT J. MACDONALD
Scot J. MacDonald, Senior Vice President        /S/ KELLY E. MILLER
                                                Kelly E. Miller, President


                                                Federal Tax I.D. No.: 38-2607711